UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 23, 2012

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see  General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition.

On February 23, 2012, Radian Group Inc. (the “Company”) issued a news release announcing its financial results for the fiscal quarter and full year ended December 31, 2011. A copy of this news release is furnished as Exhibit 99.1 to this report.

The information included in, or furnished with respect to, Item 2.02 of this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.          Other Events.

On February 23, 2012, the Company issued a news release announcing the commencement of a “Modified Dutch Auction” tender offer (the “Offer”) to purchase a portion of its outstanding 5.625% Senior Notes Due 2013 (the “Notes”) at a discount to face value. The Company is offering to purchase, for cash, the maximum aggregate principal amount of the Notes that can be purchased for $100 million, subject to the terms and conditions of the Offer.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

99.1*	Radian Group Inc. News Release dated February 23, 2012.
99.2	Radian Group Inc. News Release announcing the commencement of a tender offer dated February 23, 2012.

_____________________

*  Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date:	February 23, 2012	By:	/s/ C. Robert Quint
C. Robert Quint
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Radian Group Inc. News Release dated February 23, 2012.
99.2	Radian Group Inc. News Release announcing the commencement of a tender offer dated February 23, 2012.

*   Furnished herewith.